Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

VersaBank

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Debt Securities (unsubordinated and subordinated), Common Shares, Preferred Shares, Subscription Receipts and Warrants	Rule 457(o)	$200,000,000(1)	(1)	$200,000,000(1)(2)	0.00015310	$30,620
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$200,000,000		$30,620
	Total Fees Previously							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$30,620
(1)	There are being registered under this Registration Statement such indeterminate number of Debt Securities (unsubordinated and subordinated indebtedness), Common Shares, Preferred Shares, Subscription Receipts, Warrants or a combination of such securities of the Registrant, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$200,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for the securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Common Shares being registered hereunder include such indeterminate number of Common Shares as may be issuable with respect to the Common Shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the Registrant.